Exhibit 99.1

CONTACT:	Robert Atkinson, Tween Brands, Phone 614-775-3739
Tween Brands Inc. Amends Share Repurchase Program
Provides Third Quarter Earnings Guidance

NEW ALBANY, Ohio—August 17, 2006—As a means of further enhancing shareholder value, the Board of Directors of Tween Brands, Inc. (NYSE:TWB) today amended the company’s share repurchase program to restore the amount that may be used to repurchase shares to $125 million over a two year period beginning August 21, 2006. The purchases may occur from time to time, subject to market conditions, in open market or in privately negotiated transactions, and in accordance with Securities and Exchange Commission requirements. There can be no assurance that the company will repurchase any shares under the amended share repurchase program.
Since the original authorization by the Board in November 2004, the company has repurchased more than 3.8 million shares of its common stock.
Tween Brands also provided earnings guidance for its third quarter ending October 28, 2006. The company said it expects earnings of $0.56 to $0.59 per diluted share for the quarter, which would be a 17% to 23% earnings increase on the $0.48 per diluted share reported for the third quarter 2005. The company added that its guidance assumes a comparable store sales increase in the positive mid-single digit range, a flat gross margin rate as a percentage of net sales, but an improved rate for general, administrative and store operating expenses, primarily from the elimination of Limited Too’s back-to-school national television advertising campaign, which was broadcast during August and September, 2005. The company had previously reaffirmed its earnings guidance for the fiscal year 2006 of $2.00 to $2.10 per diluted share. The company reported earnings per diluted share of $1.60 for fiscal 2005.
About Tween Brands, Inc.
Tween Brands, Inc. is a leading specialty retailer for tween (ages 7 to 14) girls. At Limited Too, the company sells sportswear, related accessories and key lifestyle items for active, fashion-aware tween girls. Limited Too currently operates 567 stores in 46 states and Puerto Rico, and has a select number of international franchised stores. Limited Too publishes a catazine coinciding with key tween shopping times throughout the year and conducts e-commerce on its Web site, www.limitedtoo.com.
Justice is the company’s newer specialty retail concept for tween girls, offering moderately-priced sportswear, key accessories and lifestyle items in predominantly off-the-mall store sites. Justice also publishes a catazine for its tween customers and currently operates 119 stores across the United States, the locations of which can be found on their Web site, www.justicejustforgirls.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” specifically related to the company’s earnings outlook for 2006 and beyond, within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospects,” “outlook,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results for 2006 and beyond to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company Home Page: www.tweenbrands.com
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